Exhibit 4.4.5

                            FOURTH AMENDMENT TO
                           AMENDED AND RESTATED
                        REVOLVING CREDIT AGREEMENT
                        --------------------------

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Fourth Amendment") is made and entered into as of the 1st day of November, 1996, by and among AEROVOX INCORPORATED, a Delaware corporation having its principal place of business at 370 Faunce Corner Road, North Dartmouth, Massachusetts 02747 (the "Borrower"), BHC AEROVOX, LTD., a corporation organized under the laws of the United Kingdom (the "Guarantor"), and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110.

     WHEREAS, the Borrower, Aerovox Aero M, Inc., (predecessor in interest to the Guarantor under the Loan Documents) and the Bank entered into an Amended and Restated Revolving Credit Agreement dated as of July 8, 1993, and amended as of August 30, 1994, and December 29, 1995 and May 15, 1996 (as further amended and in effect from time to time, the "Credit Agreement") pursuant to which the Bank extended credit to the Borrower on the terms set forth therein;

     WHEREAS, the Bank, the Borrower and the Guarantor have agreed to amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used herein without definition have the
        -----------
meanings ascribed to them in the Credit Agreement.

     2. Amendment to (S)8.1 of the Credit Agreement. Section 8.1 of the Credit
        ---------
Agreement is hereby deleted in its entirety and the following substituted in place thereof.

          "(S)8.1. Debt to Worth Ratio. As at the end of any fiscal quarter
                   -------------------
     commencing with the fiscal quarter ending September 28, 1996, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth shall be less than the stated ratio for the respective periods set forth below:


                     -------------------------------------
                            Period               Ratio
                            ------               -----
                     -------------------------------------
                     fiscal quarters ending      1.75:1
                     9/28/96 and 12/28/96
                     -------------------------------------
                          Thereafter             1.50:1"
                     -------------------------------------

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                                     - 2 -

     3. Amendment to (S)8.2 of the Credit Agreement. Section 8.2 of the Credit
        -------------------------------------------
Agreement is hereby deleted in its entirety and the following substituted in place thereof:

          "8.2. Interest Coverage Ratio. As of the end of any fiscal quarter
                -----------------------
     commencing with the fiscal quarter ending September 28, 1996, the ratio of EBIT to Consolidated Total Interest Expense (a) for the fiscal quarter ending on such date with respect to the fiscal quarters ending September 28, 1996 and December 28, 1996, and (b) for the fiscal year-to-date on a cumulative basis with respect to any fiscal quarter ending after December 28, 1996 shall not be less than the stated ratio for the fiscal quarters ending during the respective periods set forth below:


                     ------------------------------------
                            Period              Ratio
                            ------              -----
                     ------------------------------------
                      fiscal quarter ending      1.20:1
                             9/28/96
                     ------------------------------------
                      fiscal quarter ending      2.75:1
                            12/28/96
                     ------------------------------------
                            Thereafter           3.75:1"
                     ------------------------------------


     4.   Ratification, etc.
          -----------------
     Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Fourth Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall refer to the Credit Agreement as amended by this Fourth Amendment. By executing this Fourth Amendment where indicated below, the Guarantor hereby ratifies and confirms its guaranty of the Obligations, and acknowledges and consents to the terms of this Fourth Amendment.

     6.   GOVERNING LAW.
          -------------
     THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

     7.   Counterparts. This Fourth Amendment may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Bank.

     8. Effectiveness. This Fourth Amendment shall become effective upon its
        -------------
execution and delivery by the respective parties hereto.

     9. Entire Agreement. The Credit Agreement as amended by this Fourth
        ----------------
amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amendment under seal as of the date first set forth above.

                              THE BORROWER:
                              ------------

                              AEROVOX INCORPORATED

                              By: /s/ JEFFREY A. TEMPLER
                                 -----------------------------
                              Title: Sr. V.P. and CFO
                                    --------------------------

                              THE GUARANTOR:
                              --------------

                              BHC AEROVOX, LTD.

                              By: /s/ RONALD F. MURPHY
                                 -----------------------------
                              Title: V.P./Director
                                    --------------------------

                              THE BANK:
                              --------

                              THE FIRST NATIONAL BANK OF BOSTON

                              By: /s/ PAULINE J. MOZZONE
                                 -----------------------------
                              Title: Vice President
                                    --------------------------